Exhibit (g)(4)

JPMorgan

GLOBAL CUSTODY RIDER
TO DOMESTIC CUSTODY AGREEMENT
BETWEEN
THE VANTAGEPOINT FUNDS
AND
JPMORGAN CHASE BANK, N.A.

STRICTLY PRIVATE AND CONFIDENTIAL

JPMorgan

Global Custody Rider for Mutual Funds (April 2008)

GLOBAL CUSTODY RIDER
TO
DOMESTIC CUSTODY AGREEMENT
1.	INTENTION OF THE PARTIES; DEFINITIONS
1.1	Intention of the Parties.
(a)	This Rider together with the Domestic Custody Agreement sets out the terms on which Bank will be providing custodial, settlement and other associated services to the Customer with respect to Global Securities (i.e., Securities (other than U.S. Securities, which are governed exclusively by the terms of the Domestic Custody Agreement) the primary markets for which are outside the United States). To the extent there are any inconsistencies between the terms of the Domestic Custody Agreement and the terms of this Rider, the terms of this Rider shall govern.

(b)	Investing in Financial Assets and cash in foreign jurisdictions may involve risks of loss or other special features. The Customer acknowledges that Bank is not providing any legal, tax or investment advice in providing the services under this Rider and will not be liable for any losses resulting from Country Risk.
1.2	Definitions.
         All capitalized terms used in this Rider, unless defined herein, shall have the meanings given to such terms as set forth in the Domestic Custody Agreement.
“1940 Act” means Investment Company Act of 1940, as amended.
“Affiliated Subcustodian” means a Subcustodian that is an Affiliate.
“Bank” means JPMorgan Chase Bank, N.A.
“Bank’s London Branch” means the London branch office of JPMorgan Chase Bank, N.A.
“Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation or other governmental actions; the country’s financial infrastructure,

Global Custody Rider for Mutual Funds (April 2008)

including prevailing custody, tax and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.
“Customer” means The Vantagepoint Funds, or as the context warrants each series thereof listed on Appendix A of the DCA, as may be amended from time to time.
“Domestic Custody Agreement” or “DCA” means the Domestic Custody Agreement between Bank and Customer.
“Eligible Foreign Custodian” means: (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country’s government or an agency thereof; (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States; and (iii) any other entity (other than an Eligible Securities Depository) that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.
“Eligible Securities Depository” has the meaning as set forth in paragraph (a) of Section 2.10 of this Rider.
“Financial Assets” as used in this Rider shall relate exclusively to Global Securities.
“Foreign Custody Manager” has the meaning as set forth in paragraph (a) of Section 2.10 of this Rider.
“Global Securities” has the meaning as set forth in paragraph (a) of Section 1.1 of this Rider.
“SEC” means the Securities and Exchange Commission.
“Subcustodian” means any of the subcustodians appointed by Bank from time to time to hold Securities and act on its behalf in different jurisdictions (and being at the date of this Rider the entities listed in Schedule 1) and includes any Affiliated Subcustodian. Subcustodians are Securities Intermediaries. Bank Indemnitees shall include Subcustodians and their nominees, directors, officers, employees and agents.
“U.S. Bank” means a U.S. bank as defined in SEC rule 17f-5(a)(7) of the 1940 Act.

Global Custody Rider for Mutual Funds (April 2008)

2.	WHAT BANK IS REQUIRED TO DO
2.1	Cash Accounts.
(a)	For the purpose of this Rider, Cash Accounts mean one or more deposit accounts in the name of Customer at Bank’s London Branch, provided that Bank has complied with Section 2.10 with respect to the Bank’s London Branch. Any cash so deposited with Bank’s London Branch shall be payable exclusively by Bank’s London Branch in the applicable currency, subject to compliance with any Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency.

(b)	Notwithstanding paragraph (a) hereof, cash held in respect of those markets where Customer is required to have a cash account in its own name held directly with the relevant Subcustodian or Security Depository will be held in that manner and will not be part of the Cash Account.
2.2	Segregation of Assets; Nominee Name.
(a)	Bank will require each Subcustodian to identify in its own records that Financial Assets held at such Subcustodian by Bank on behalf of its customers belong to customers of Bank (to the extent permitted by Applicable Law or market practice), such that it is readily apparent that the Financial Assets do not belong to Bank or the Subcustodian.

(b)	Bank and Subcustodian are authorized to register in the name of Subcustodian such Financial Assets as are customarily held in registered form. Customer authorizes Bank or its Subcustodian to hold Financial Assets in omnibus accounts on a fungible basis and to accept delivery of Financial Assets of the same class and denomination as those deposited with Bank or its Subcustodian. Bank or Subcustodian will identify on its records that Financial Assets held at Subcustodian or Bank belong to customers of Bank. The Financial Assets will continue to be identified on Bank’s records as belonging to the Customer.
2.3	Income Collection; AutoCredit.
Bank shall provide income collection and AutoCredit service for Global Securities as set forth in Section 2.7 of the DCA.

Global Custody Rider for Mutual Funds (April 2008)

2.4	Contractual Settlement Date Accounting.
If Customer has elected to have “contractual settlement date accounting” basis service for the Global Securities credited to its Securities Account, Bank will provide such service with respect to the settlement of transactions in those global markets where the service is offered as provided in Section 2.5 of the DCA.
2.5	Proxy Voting with respect to Global Securities.
(a)	Bank will monitor information distributed to holders of Financial Assets about upcoming shareholder meetings, promptly notify the Customer of such information and, subject to Section 2.5(c) hereof, act in accordance with Customer’s Instructions in relation to such meetings and information (the “Proxy Voting Service”).

(b)	The Proxy Voting Service is available only in certain markets, details of which are available from Bank on request. Provision of the Proxy Voting Service is conditional upon receipt by Bank of a duly completed enrollment form as well as additional documentation that may be required for certain markets.

(c)	The Proxy Voting Service does not include physical attendance at shareholder meetings. Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by Bank on a case by case basis.

(d)	Customer acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:
(i)	the Financial Assets being on loan or out for registration;

(ii)	the pendency of conversion or another corporate action;

(iii)	the Financial Assets being held in a margin or collateral account at Bank or another bank or broker, or otherwise in a manner which affects voting; and

(iv)	local market regulations or practices, or restrictions by the issuer.

Global Custody Rider for Mutual Funds (April 2008)

Additionally, in some cases Bank may propose to vote all shares held for a particular issue for all of Bank’s customers in the same way. Bank will inform Customer where this is the case and the Customer shall have the opportunity to Instruct Bank how to vote the shares.
2.6	Access to Subcustodian’s Records.
Subject to restrictions under Applicable Law, Bank will obtain an undertaking to permit Customer’s auditors and independent public accountants reasonable access to the records of any Subcustodian of Financial Assets held in the Securities Account as may be required in connection with such examination. This Section 2.6 does not alleviate Bank from any of its obligations as the Customer’s Foreign Custody Manager (as defined in Section 2.10 hereof) under Rule 17f-5 under the 1940 Act and otherwise as set out in Section 2.10 hereof.
2.7	Maintenance of Financial Assets at Subcustodian Locations.
Unless Instructions (as detailed in Article 3 entitled “Instructions” of the DCA) require another location acceptable to Bank, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, or where such Financial Assets were acquired. Bank reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in Schedule 1 to this Rider, as in effect from time to time.
2.8	Tax Relief Services.
Bank will provide for Global Securities, as set forth in Section 8.2 of the DCA, the same tax relief services that Bank provides for American Depository Receipts.
2.9	Foreign Exchange Transactions.
To facilitate the administration of Customer’s trading and investment activity, Bank may, but will not be obliged to, enter into spot or forward foreign exchange contracts with Customer, or an Authorized Person, and may also provide foreign exchange contracts and facilities through its Affiliates or Subcustodians. Instructions, including standing Instructions, may be issued with respect to such contracts, but Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where Bank, its Affiliates or Subcustodians enter into a master foreign exchange contract that covers foreign exchange transactions for the Accounts, the terms and conditions of that foreign exchange contract and, to the extent not inconsistent, this Rider, will apply to such transactions.

Global Custody Rider for Mutual Funds (April 2008)

2.10	Compliance with SEC rule 17f-5 (“rule 17f-5”).
(a)	Customer’s board of directors (or equivalent body) (hereinafter “Board”) hereby delegates to Bank, and, except as to the country or countries as to which Bank may, from time to time, advise Customer in advance that it does not accept such delegation, Bank hereby accepts the delegation to it, of the obligation to perform as Customer’s “Foreign Custody Manager” (as that term is defined in rule 17f-5(a)(3) as promulgated under the 1940 Act), including for the purposes of: (i) selecting Eligible Foreign Custodians to hold Foreign Assets (as defined in rule 17f-5), (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in rule 17f-5(c)(2)) and (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)). Bank represents and warrants to Customer that any and all information it provided to Customer in connection with Customer’s determination to appoint the Bank as its Foreign Custody Manager was at the time it was provided and continues to be true, correct and complete in all material respects. Upon Customer’s reasonable request, Bank agrees to provide Customer with information regarding its continued qualifications to serve as a Foreign Custody Manager.

(b)	In connection with the foregoing, Bank shall:
(i)	provide written reports notifying Customer’s Board of the placement of Foreign Assets with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer’s Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer’s foreign custody arrangements (and, until further notice from Customer, such reports shall be provided not less than quarterly with respect to the placement of Foreign Assets with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

(ii)	exercise such reasonable care, prudence and diligence in performing as Customer’s Foreign

Global Custody Rider for Mutual Funds (April 2008)

Custody Manager as a person having responsibility for the safekeeping of Customer’s Foreign Assets would exercise;
(iii)	in selecting an Eligible Foreign Custodian, first have determined that Customer’ Foreign Assets placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in rule 17f-5(c)(1)(i)-(iv);

(iv)	determine that the written contract with an Eligible Foreign Custodian requires that the Eligible Foreign Custodian shall provide reasonable care for Foreign Assets based on the standards applicable to custodians in the relevant market. The contract shall include the provisions set out in rule 17f-5(c)(2)(i)(A)-(F) or, in lieu of some or all such provisions, may contain other provisions that the Bank, as Foreign Custody Manager, determines will provide, in their entirety, the same or a greater level of care and protection for the Foreign Assets as the specified provisions in their entirety;

(v)	have established and shall maintain a system to monitor the continued appropriateness of maintaining Foreign Assets with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford Foreign Assets reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition or placement of the affected Foreign Assets.
(c)	Except as expressly provided herein, Customer shall be solely responsible to assure that the maintenance of Foreign Assets

Global Custody Rider for Mutual Funds (April 2008)

hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.
(d)	Bank represents to Customer that it is a U.S. Bank as defined in Rule 17f-5(a)(7). Customer represents to Bank that: (1) the Foreign Assets being placed and maintained in Bank’s custody are subject to the 1940 Act, as the same may be amended from time to time; (2) (i) based on information that Bank provided to it, its Board has determined that it is reasonable to rely on Bank to perform as Customer’s Foreign Custody Manager or (ii) its Board or its investment adviser shall have determined to accept Country Risk. Nothing contained herein shall require Bank to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

(e)	Bank shall provide to Customer such information relating to Country Risk as is specified in Appendix 1-A hereto. Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information.
2.11	Compliance with SEC rule 17f-7 (“rule 17f-7”).
(a)	Bank shall, for consideration by Customer, provide an analysis of the custody risks associated with maintaining Customer’s Foreign Assets with each Eligible Securities Depository used by Bank as of the date hereof (or, in the case of an Eligible Securities Depository not used by Bank as of the date hereof, prior to the initial placement of Customer’s Foreign Assets at such Depository) and at which any Foreign Assets of Customer are held or are expected to be held. The foregoing analysis will be provided to Customer at Bank’s Website. In connection with the foregoing, Customer shall notify Bank of any Eligible Securities Depositories at which it does not choose to have its Foreign Assets held. Bank shall monitor the custody risks associated with maintaining Customer’s Foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

(b)	Bank shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.11(a) above.

Global Custody Rider for Mutual Funds (April 2008)

(c)	Based on the information available to it in the exercise of diligence, Bank shall determine the eligibility under rule 17f-7 of each depository before including it on Appendix 1-B hereto and shall promptly advise Customer if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by Bank as of the date hereof are set forth in Appendix 1-B hereto, and as the same may be amended on notice to Customer from time to time.)
3.	INSTRUCTIONS
Bank will act upon all Instructions received from Customer with respect to the Financial Assets and cash held for the Accounts in accordance with Article 3 of the DCA and this Rider.
4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO BANK
4.1	Fees and Expenses.
Customer will pay Bank for its services under this Rider the fees set forth in Schedule A hereto, together with Bank’s reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees. Invoices will be payable within thirty (30) days of the date of the invoice. If the Customer disputes an invoice, it shall nevertheless pay on or before the date that payment is due such portion of the invoice as is not subject to a bona fide dispute. The Bank may deduct amounts invoiced from the Cash Account except to the extent that the Customer has objected to the invoice within thirty (30) days of the date of the invoice (or such other period as the parties may agree in writing).
4.2	Overdrafts.
If a debit to any currency in the Cash Account results in a debit balance in that currency, then Bank may, in its discretion, (i) advance an amount equal to the overdraft, (ii) reject the settlement in whole or in any part, or (iii) if posted to the Securities Account, reverse the posting of the Financial Assets credited to the Securities Account. If Bank elects to make such an advance, the advance will be deemed a loan to Customer, payable on demand, bearing interest at the rate charged by Bank from time to time, for overdrafts incurred by customers similar to Customer, from the date of such advance to the date of payment (both after as well as before judgment) and otherwise on the terms on which Bank makes similar overdrafts available from time to time. No prior action or course of dealing on Bank’s part with respect to the settlement of transactions on Customer’s behalf will be

Global Custody Rider for Mutual Funds (April 2008)

asserted by Customer against Bank for Bank’s refusal to make advances to the Cash Account or to settle any transaction for which Customer does not have sufficient available funds in the Cash Account.
5.	SUBCUSTODIANS
5.1	Appointment of Subcustodians.
(a)	Subject to Section 2.10 hereof, Bank is authorized under this Rider to act through and hold Customer’s Financial Assets with Subcustodians. Bank will use reasonable care in the selection, monitoring and continued appointment of such Subcustodians. In addition, subject to Section 2.11 hereof, Bank and each Subcustodian may deposit Securities with, and hold Securities in any Securities Depository on such terms as such Securities Depository customarily operates and Customer will provide Bank with such documentation or acknowledgements that Bank may reasonably require to hold the Financial Assets in such Securities Depository. At the request of Customer, Bank may, but need not, add to Appendix 1-B an Eligible Foreign Custodian where Bank has not acted as Foreign Custody Manager with respect to the selection thereof. Bank shall notify Customer in the event that it elects to add any such entity.

(b)	Any agreement Bank enters into with a Subcustodian for holding Bank’s customers’ assets will provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, and, in the case of cash deposits, except for liens or rights in favor of creditors of Subcustodian arising under bankruptcy, insolvency or similar law, that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration. Bank shall be responsible for all claims for payment of fees for safe custody or administration so that no Subcustodian exercises any claim for such payment against Customer’s assets. Where a Subcustodian deposits Securities with a Securities Depository, Bank will cause the Subcustodian to identify on its records as belonging to Bank, as agent, the Securities shown on the Subcustodian’s account at such Securities Depository. The foregoing will not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

Global Custody Rider for Mutual Funds (April 2008)

5.2	Liability for Subcustodians.
(a)	Subject to the limitations of liability of Bank set forth in paragraph (b) of Section 7.1 of the DCA, Bank will be liable with respect to a Subcustodian’s actions or omissions only for direct losses incurred by Customer that result from:
(i)	the failure by a Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the relevant market or from the fraud or willful default of such Subcustodian in the provision of custodial services by it; or

(ii)	the insolvency of any Affiliated Subcustodian.
(b)	Subject to paragraph (a) of Section 5.1 of this Rider and Bank’s duty to use reasonable care in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by Bank in its oversight process, Bank will not be responsible for the insolvency of any Subcustodian which is not a branch or an Affiliated Subcustodian.

(c)	Subject to Section 2.10 hereof, Bank reserves the right to add, replace or remove Subcustodians. Bank will give prompt notice of any such action, which will be advance notice if practicable. Upon request by Customer, Bank will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.
5.3	Liability for Securities Depositories
Subject to the performance of its obligations set out in Section 2.11 hereof in accordance with the standard of care set forth therein, Bank is not responsible for the selection or monitoring of any Securities Depository and will not be liable for any act or omission by (or the insolvency of) any Securities Depository. In the event Customer incurs a loss due to the negligence, willful misconduct or insolvency of a Securities Depository, Bank will make good faith efforts, in its discretion, to seek recovery from the Securities Depository, but Bank will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

Global Custody Rider for Mutual Funds (April 2008)

6.	WHEN BANK IS LIABLE TO CUSTOMER
The parties shall be entitled to all the protective provisions of Article 7 of the DCA in connection with this Rider. Subcustodians shall be entitled to indemnification under paragraph (c) of Section 7.1 of the DCA as Bank Indemnitees. Nevertheless, Customer shall not be obligated to indemnify any Subcustodian under Section 7.1(c) of the DCA as Bank’s agent with respect to any Liability for which Bank is liable under Section 5.2 of this Rider. For purposes of clarity, it is agreed that as used in paragraph (a) of Section 5.2 of this Rider, the term Subcustodian shall not include any Subcustodian that Customer has directed Bank to use, unless Bank has acted as Foreign Custody Manager with respect to such Subcustodian.
7.	ADDITIONAL TAX OBLIGATIONS
Customer will provide to Bank such certifications, documentation and information as it may reasonably require in connection with taxation, and warrants that, when given, this information is true and correct in every material respect, not misleading in any material way and contains all material information. Customer undertakes to promptly notify Bank if it discovers that any such information requires updating or correcting.
8.	MISCELLANEOUS
8.1	Information Concerning Deposits at Bank’s London Branch.
The Financial Services Compensation Scheme (the “FSCS”) was created under the Financial Services and Markets Act 2000. The terms of the FSCS offer protection in connection with deposits and investments in the event of the person to whom Bank’s London Branch provides services suffering a financial loss as a direct consequence of Bank’s London Branch being unable to meet any of its liabilities, and subject to the FSCS rules regarding eligible claimants and eligible claims, the Customer may have a right to claim compensation from the FSCS. Subject to the terms of the FSCS, the limit on the maximum compensation sum payable by the FSCS in relation to investment business is £48,000 and in relation to deposits is £31,700. A detailed description of the FSCS (including information on how to make a claim, eligibility criteria and the procedures involved) is available from the FSCS who can be contacted at 7th Floor, Lloyds Chambers, Portsoken Street, London, E1 8BN.

Global Custody Rider for Mutual Funds (April 2008)

8.2	Severability and Waiver.
(a)	If one or more provisions of this Rider are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)	Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Rider operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Rider, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties’ rights, protections and remedies under this Rider shall survive its termination.
8.3	Sections Incorporated by Reference.
For the avoidance of doubt, the entire Article 10 of the DCA is incorporated by reference into this Rider. All references to “Agreement” therein shall be read to include this Rider.
8.4	Termination.
          (a) Customer may terminate this Rider on sixty (60) days’ written notice to Bank. Bank may terminate this Rider on one hundred and eighty (180) days’ written notice to Customer.
          (b) Notwithstanding Section 8.4(a):
(i) Either party may terminate this Rider immediately on written notice to the other party in the event that a material breach of this Rider by the other party has not been cured within thirty (30) days of that party being given written notice of the material breach;
(ii) Either party may terminate this Rider immediately on written notice to the other party upon the other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management or being the subject of a similar measure;

Global Custody Rider for Mutual Funds (April 2008)

(iii) Bank may terminate this Rider on sixty (60) days’ written notice to Customer in the event that Bank reasonably determines that Customer has ceased to satisfy Bank’s customary credit requirements; and
(iv) The Customer may terminate this Agreement immediately on written notice to Bank upon Bank or an affiliate (a “JPM Entity”) becoming the subject of an administrative or regulatory proceeding or investigation that Customer reasonably but in its sole discretion believes may have a material adverse affect on the Customer or may materially impair a JPM Entity’s ability to provide some or all of the services hereunder or under other agreements related to the Customer.
     (c) This Rider shall automatically terminate with the termination of the DCA. The DCA, to the extent applicable, shall apply to this Rider except to the extent that this Rider specifically modifies the DCA.

THE VANTAGEPOINT FUNDS		JPMORGAN CHASE BANK, N.A.

By:	By:

Name:	Name:
Title:	Title:
Date:	Date:
Approved:

By:

Name:
Title:
Date:

Global Custody Rider for Mutual Funds (April 2008)

Appendix 1-A
Information Regarding Country Risk
     1. To aid Customer in its determinations regarding Country Risk, Bank shall furnish annually and upon the initial placing of Financial Assets and cash into a country the following information (check items applicable):
        A            Opinions of local counsel concerning:

✓ ___	i.	Whether applicable foreign law would restrict the access afforded Customer’s independent public accountants to books and records kept by an eligible foreign custodian located in that country.

✓ ___	ii.	Whether applicable foreign law would restrict Customer’s ability to recover its Financial Assets and cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

✓ ___	iii.	Whether applicable foreign law would restrict Customer’s ability to recover Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.
        B. Written information concerning:

✓ ___	i.	The foreseeability of expropriation, nationalization, freezes, or confiscation of Customer’s Financial Assets.

✓ ___	ii.	Whether difficulties in converting Customer’s cash and cash equivalents to U.S. dollars are reasonably foreseeable.
        C. A market report with respect to the following topics:
(i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) depositories (including depository evaluation), if any.
        2. To aid Customer in monitoring Country Risk, Bank shall furnish board the following additional information:
        Market flashes, including with respect to changes in the information in market reports.

Global Custody Rider for Mutual Funds (April 2008)

Appendix 1-B
ELIGIBLE SECURITIES DEPOSITORIES
Securities Depositories

COUNTRY	DEPOSITORY	INSTRUMENTS
ARGENTINA	CVSA (Caja de Valores S.A.)	Equity, Corporate Debt, Government Debt

	CRYL (Central de Registration y Liquidacion de Instrumentos de Endeudamiento Publico)	Government Debt

AUSTRALIA	Austraclear Limited	Corporate Debt, Money Market, Government Debt and Semi-Government Debt

	CHESS (Clearing House Electronic Sub-register System)	Equity

AUSTRIA	OeKB (Oesterreichische Kontrollbank AG)	Equity, Corporate Debt, Government Debt

BAHRAIN	CSDR (Clearing, Settlement, Central Depository and Registry System)	Equity

BANGLADESH	CDBL (Central Depository Bangladesh Limited)	Equity, Government Debt

BELGIUM	Euroclear Belgium	Equity, Corporate Debt

	NBB (National Bank of Belgium)	Corporate Debt, Government Debt

BERMUDA	BSD (Bermuda Securities Depository)	Equity

BRAZIL	CBLC (Companhia Brasileira de Liquidacao e Custodia)	Equity

	CETIP (Central de Custodia e de Liquidacao Financiera de Titulos Privados)	Corporate Debt

	SELIC (Sistema Especial de Liquidacao e Custodia)	Government Debt

BULGARIA	BNB (Bulgaria National Bank)	Government Debt

Global Custody Rider for Mutual Funds (April 2008)

COUNTRY	DEPOSITORY	INSTRUMENTS
	CDAD (Central Depository A.D.)	Equity, Corporate Debt

CANADA	CDS (The Canadian Depository for Securities Limited)	Equity, Corporate, Government Debt

CHILE	DCV (Deposito Central de Valores S.A.)	Equity, Corporate Debt, Government Debt

CHINA, SHANGHAI	CSDCC, Shanghai Branch (China Securities Depository and Clearing Corporation Limited, Shanghai Branch)	Equity

CHINA, SHENZHEN	CSDCC, Shenzhen Branch (China Securities Depository and Clearing Corporation Limited, Shenzhen Branch)	Equity

COLOMBIA	DCV (Deposito Central de Valores)	Government Debt

	DECEVAL (Deposito Centralizado de Valores de Colombia S.A.)	Equity, Corporate Debt, Government Debt

CROATIA	CDA (Central Depository Agency Inc. — Stredisnja depozitarna agencija d.d.)	Equity, Corporate Debt, Government Debt

CYPRUS	CSD (Central Securities Depository)	Equity, Corporate Debt, Government Debt

CZECH REPUBLIC	SCP (Stredisko cennych papiru — Ceska republica)	Equity, Corporate Debt, Government Debt

	CNB (Czech National Bank)	Government Debt

DENMARK	VP (Vaerdipapircentralen A/S)	Equity, Corporate Debt, Government Debt

EGYPT	MCDR (Misr for Clearing, Depository and Central Registry)	Equity, Corporate Debt

	CBE (Central Bank of Egypt)	Government Debt

ESTONIA	ECDS (Estonian Central Depository for Securities Limited)	Equity, Corporate Debt, Government Debt

FINLAND	APK (Finnish Central Securities Depository Limited)	Equity, Corporate Debt, Government Debt

Global Custody Rider for Mutual Funds (April 2008)

COUNTRY	DEPOSITORY	INSTRUMENTS
FRANCE	Euroclear France	Equity, Corporate Debt, Government Debt

GERMANY	CBF (Clearstream Banking AG)	Equity, Corporate Debt, Government Debt

GHANA	CSD (Bank of Ghana Central Securities Depository)	Government Debt

GREECE	CSD (Hellenic Exchanges S.A. Holding, Clearing, Settlement and Registry)	Equity, Corporate Debt

	BoG (Bank of Greece)	Government Debt

HONG KONG	HKSCC (Hong Kong Securities Clearing Company Limited)	Equity

	CMU (Central Moneymarkets Unit)	Corporate Debt, Government Debt

HUNGARY	KELER Zrt. (Central Clearing House and Depository (Budapest) Zrt. — Kozponti Elszamolohaz es Ertektar (Budapest) Zrt.)	Equity, Corporate Debt, Government Debt

ICELAND	ISD (The Islandic Securities Depository)	Equity, Corporate Debt, Government Debt

INDIA	NSDL (National Securities Depository Limited)	Equity, Corporate Debt, Government Debt

	CDSL (Central Depository Services (India) Limited)	Equity

	RBI (Reserve Bank of India)	Government Debt

INDONESIA	KSEI (PT Kustodian Sentral Efek Indonesia)	Equity, Corporate Debt

	Bank Indonesia	Government Debt

INTERNATIONAL SECURITIES MARKET	CBL (Clearstream Banking, S.A.)	Internationally Traded Debt, Equity

	Euroclear Bank S.A./N.V.	Internationally Traded Debt, Equity

IRELAND	Euroclear UK & Ireland (Euroclear UK & Ireland Limited)	Equity, Corporate Debt

ISRAEL	TECH (Tel Aviv Stock Exchange Clearing House Ltd.)	Equity, Corporate Debt, Government Debt

Global Custody Rider for Mutual Funds (April 2008)

COUNTRY	DEPOSITORY	INSTRUMENTS
ITALY	Monte Titoli S.p.A.	Equity, Corporate Debt, Government Debt

IVORY COAST	DC/BR (Le Depositaire Central / Banque de Reglement)	Equity

JAMAICA	JCSD (Jamaica Central Securities Depository)	Equity, Corporate Debt, Government Debt

JAPAN	JASDEC (Japan Securities Depository Center, Incorporated)	Equity, Convertible Debt

	BoJ (Bank of Japan)	Registered Government Debt

	JSSC (Japan Securities Settlement and Custody, Inc.)	Foreign Securities

JORDAN	SDC (Securities Depository Center)	Equity, Corporate Debt

KAZAKHSTAN	CSD (Central Securities Depository CJSC)	Equity

KENYA	CBCD (Central Bank Central Depository)	Government Debt

	CDSC (Central Depository & Settlement Corporation Limited)	Equity, Corporate Debt

KUWAIT	KCC (The Kuwait Clearing Company S.A.K.)	Equity, Corporate Debt

LATVIA	LCD (Latvian Central Depository)	Equity, Corporate Debt, Government Debt

LEBANON	Midclear S.A.L. (Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East S.A.L.)	Equity

	BDL (Banque du Liban)	Government Debt

LITHUANIA	CSDL (Central Securities Depository of Lithuania)	Equity, Corporate Debt, Government Debt

LUXEMBOURG	CBL (Clearstream Banking, S.A.)	Equity

MALAYSIA	Bursa Depository (Bursa Malaysia Depository Sdn Bhd)	Equity, Corporate Debt

Global Custody Rider for Mutual Funds (April 2008)

COUNTRY	DEPOSITORY	INSTRUMENTS
	BNM (Bank Negara Malaysia)	Government Debt

MALTA	CSD (The Central Securities Depository)	Equity, Corporate Debt, Government Debt

MAURITIUS	CDS (Central Depository and Settlement Company Limited)	Equity, Corporate Debt

	BOM (Bank of Mauritius)	Government Debt

MEXICO	INDEVAL (S.D. INDEVAL S.A. de C.V.)	Equity, Corporate Debt, Government Debt

MOROCCO	Maroclear	Equity, Corporate Debt, Government Debt

NETHERLANDS	Euroclear Nederland	Equity, Corporate Debt, Government Debt

NEW ZEALAND	NZCSD (New Zealand Central Securities Depository)	Equity, Corporate Debt, Government Debt

NIGERIA	CSCS (Central Securities Clearing System Limited)	Equity, Corporate Debt, Government Debt

NORWAY	VPS (Verdipapirsentralen ASA)	Equity, Corporate Debt, Government Debt

OMAN	MDSRC (The Muscat Depository and Securities Registration Company, S.A.O.C.)	Equity, Corporate Debt

PAKISTAN	CDC (Central Depository Company of Pakistan Limited)	Equity, Corporate Debt

	SBP (State Bank of Pakistan)	Government Debt

PANAMA	LATINCLEAR (Central Latinoamericana de Valores, S.A.)	Equity, Corporate Debt, Government Debt

PERU	CAVALI (CAVALI ICLV S.A.)	Equity, Corporate Debt, Government Debt

PHILIPPINES	PDTC (Philippine Depository and Trust Corp.)	Equity, Corporate Debt

	RoSS (Bangko Sentral ng Pilipinas / Register of Scripless Securities)	Government Debt

Global Custody Rider for Mutual Funds (April 2008)

COUNTRY	DEPOSITORY	INSTRUMENTS
POLAND	NDS (National Depository for Securities S.A.)	Equity, Long-Term Government Debt

	RPW (Registry of Securities)	Short-Term Government Debt

PORTUGAL	INTERBOLSA (Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.)	Equity, Corporate Debt, Government Debt

QATAR	DSM (Doha Securities Market)	Equity

ROMANIA	Central Depository S.A.	Equity, Corporate Debt

	NBR (National Bank of Romania)	Government Debt

RUSSIA	VTB (Vneshtorgbank)	Government Debt (Ministry of Finance Bonds)

	NDC (The National Depository Center)	Corporate Debt, Government Debt (GKOs/OFZs)

SAUDI ARABIA	Tadawul	Equity

	SAMA (Saudi Arabian Monetary Authority)	Government Debt

SERBIA	CSD (Central Register and Central Depository for Securities)	Equity, Corporate Debt, Government Debt

SINGAPORE	CDP (The Central Depository (Pte) Limited)	Equity, Corporate Debt

	MAS (Monetary Authority of Singapore)	Government Debt

SLOVAK REPUBLIC	CDCP (Centralny depozitar cennych papierov SR, a.s.)	Equity, Corporate Debt, Government Debt

	NBS (National Bank of Slovakia)	Government Debt

SLOVENIA	KDD (Centralna klirinsko depotna druzba d.d.)	Equity, Corporate Debt, Government Debt

SOUTH AFRICA	Strate Central Securities Depository (Strate Ltd.)	Equity, Corporate Debt, Government Debt

SOUTH KOREA	KSD (Korea Securities Depository)	Equity, Corporate Debt, Government Debt

Global Custody Rider for Mutual Funds (April 2008)

COUNTRY	DEPOSITORY	INSTRUMENTS
SPAIN	IBERCLEAR (Sociedad de Gestion de los Sistemas de Registro, Compensacion y Liquidacion de Valores, S.A.)	Equity, Corporate Debt, Government Debt

SRI LANKA	CDS (Central Depository System (Private) Limited)	Equity, Corporate Debt

	LankaSecure	Government Debt

SWEDEN	VPC (Vardepapperscentralen AB)	Equity, Corporate Debt, Government Debt

SWITZERLAND	SIS (SIS SegaInterSettle AG)	Equity, Corporate Debt, Government Debt

TAIWAN	TDCC (Taiwan Depository and Clearing Corporation)	Equity, Corporate Debt, Government Debt

THAILAND	TSD (Thailand Securities Depository Company Limited)	Equity, Corporate Debt, Government Debt

TUNISIA	STICODEVAM (Societe Tunisienne Interprofessionnelle pour la Compensation et le Depot des Valeurs Mobilieres)	Equity, Corporate Debt, Government Debt

TURKEY	Central Registry Agency	Equity, Corporate Debt
(CRA)

	CBoT (Central Bank of Turkey)	Government Debt

UKRAINE	NBU (National Bank of Ukraine)	Government Debt

	MFS (Interregional Securities Union)	Corporate Debt, Selected Equity

UNITED ARAB EMIRATES — DFM	DFM (Dubai Financial Market Clearing House)	Equity, Corporate Debt, Government Debt

UNITED ARAB EMIRATES — DIFX	DIFX (Dubai International Financial Exchange Central Securities Depository and Registry)	Equity, Corporate Debt

UNITED ARAB EMIRATES — ADSM	ADSM (Abu Dhabi Securities Market)	Equity, Corporate Debt, Government Debt

UNITED KINGDOM	Euroclear UK & Ireland (Euroclear UK & Ireland Limited)	Equity, Corporate Debt, Government Debt

Global Custody Rider for Mutual Funds (April 2008)

COUNTRY	DEPOSITORY	INSTRUMENTS
UNITED STATES	DTC (The Depository Trust Company)	Equity, Corporate Debt

	FRB (Federal Reserve Bank)	Government Debt, Mortgage Back Debt

URUGUAY	BCU (Banco Central del Uruguay)	Government Debt

VENEZUELA	BCV (Banco Central de Venezuela)	Government Debt

	CVV (Caja Venezolana de Valores, S.A.)	Equity, Corporate Debt, Money Market

VIETNAM	VSD (Vietnam Securities Depository)	Equity, Corporate Debt, Government Debt

ZAMBIA	CSD (LuSE Central Shares Depository Limited)	Equity, Government Debt

	BoZ (Bank of Zambia)	Government Debt

Global Custody Rider for Mutual Funds (April 2008)

SCHEDULE I
SUBCUSTODIANS
Agent and Cash Network

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
ARGENTINA	HSBC Bank Argentina S.A. Florida 201, 7th Floor 1005 Buenos Aires ARGENTINA	HSBC Bank Argentina S.A. Buenos Aires

AUSTRALIA	JPMorgan Chase Bank, N.A.** Level 37 AAP Center 259, George Street Sydney NSW 2000 AUSTRALIA	Australia and New Zealand Banking Group Ltd. Melbourne

AUSTRIA	Bank Austria Creditanstalt AG Julius Tandler Platz — 3 A-1090 Vienna AUSTRIA	J.P. Morgan AG Frankfurt

BAHRAIN	HSBC Bank Middle East Limited 1st Floor, Building No 2505, Road No 2832 Al Seef 428 BAHRAIN	National Bank of Bahrain Manama

BANGLADESH	Standard Chartered Bank 18-20 Motijheel C.A Box 536 Dhaka-1000 BANGLADESH	Standard Chartered Bank Dhaka

BELGIUM	Fortis Bank (Nederland) N.V. Rokin 55 1012KK Amsterdam THE NETHERLANDS	J.P. Morgan AG Frankfurt

BERMUDA	The Bank of Bermuda Limited 6 Front Street Hamilton HMDX BERMUDA	The Bank of Bermuda Limited Hamilton

BOTSWANA	Barclays Bank of Botswana Limited Barclays House, Khama Crescent Gaborone BOTSWANA	Barclays Bank of Botswana Limited Gaborone

BRAZIL	HSBC Bank Brasil S.A. Banco Multiplo Avenida Brigadeiro Faria Lima 3064, 2nd Floor Sao Paulo, SP 01451-000 BRAZIL	HSBC Bank Brasil S.A. Banco Multiplo Sao Paulo

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
BULGARIA	ING Bank N.V. Sofia Branch 12 Emil Bersinski Street Ivan Vazov Region 1408 Sofia BULGARIA	ING Bank N.V. Sofia

CANADA	Canadian Imperial Bank of Commerce Commerce Court West Security Level Toronto, Ontario M5L 1G9 CANADA	Royal Bank of Canada Toronto

	Royal Bank of Canada 200 Bay Street, Suite 1500 15th Floor Royal Bank Plaza, North Tower Toronto Ontario M5J 2J5 CANADA	Royal Bank of Canada Toronto

CHILE	Citibank, N.A. Av. Andres Bello 2687 5th Floor Las Condes Santiago CHILE	Citibank, N.A Santiago

CHINA — SHANGHAI	HSBC Bank (China) Company Limited 35/F, HSBC Tower 1000 Lujiazui Ring Road Pudong Shanghai 200120 THE PEOPLE’S REPUBLIC OF CHINA	JPMorgan Chase Bank, N.A. New York (for B-Share Market) HSBC Bank (China) Company Limited Shanghai (for A-Share Market)

CHINA — SHENZHEN	HSBC Bank (China) Company Limited 35/F, HSBC Tower 1000 Lujiazui Ring Road Pudong Shanghai 200120 THE PEOPLE’S REPUBLIC OF CHINA	JPMorgan Chase Bank, N.A. Hong Kong (for B-Share Market) HSBC Bank (China) Company Limited Shanghai (for A-Share Market)

COLOMBIA	Santander Investment Trust Colombia S.A. Calle 12, No. 7-32, Piso 3 Bogota COLOMBIA	Santander Investment Trust Colombia S.A. Bogota

CROATIA	Privredna banka Zagreb d.d. Savska c.28 10000 Zagreb CROATIA	Privredna banka Zagreb d.d. Zagreb

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
CYPRUS	Marfin Popular Bank Public Company Ltd. 154 Limassol Avenue P.O. Box 22032 CY-1598 Nicosia CYPRUS	Marfin Popular Bank Public Company Ltd. Nicosia

CZECH REPUBLIC	UniCredit Bank Czech Republic a.s. Revolucni 7 110 05 Prague 1 CZECH REPUBLIC	Ceskoslovenska obchodni banka, a.s. Prague

DENMARK	Danske Bank A/S 2-12 Holmens Kanal DK 1092 Copenhagen K DENMARK	Nordea Bank Danmark A/S Copenhagen

EGYPT	Citibank, N.A. 4 Ahmed Pasha Street Garden City Cairo EGYPT	Citibank, N.A. Cairo

ESTONIA	Hansabank Liivalaia 8 EE0001 Tallinn ESTONIA	SEB Eesti Uhispank Tallinn

FINLAND	Skandinaviska Enskilda Banken AB (publ) Unioninkatu 30 FIN-00101 Helsinki FINLAND	J.P. Morgan AG Frankfurt

FRANCE	BNP Paribas Securities Services S.A. Ref 256 BP 141 3, Rue D’Antin 75078 Paris Cedex 02 FRANCE	J.P. Morgan AG Frankfurt

	Societe Generale 50 Boulevard Haussman 75009 Paris FRANCE	J.P. Morgan AG Frankfurt

GERMANY	Deutsche Bank AG Alfred-Herrhausen-Allee 16-24 D-65760 Eschborn GERMANY	J.P. Morgan AG Frankfurt

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
	J.P. Morgan AG#** Junghofstrasse 14 60311 Frankfurt am Main GERMANY # For local German custody clients only.	J.P. Morgan AG Frankfurt

GHANA	Barclays Bank of Ghana Limited Barclays House, High Street Accra GHANA	Barclays Bank of Ghana Limited Accra

GREECE	HSBC Bank plc Messogion 109-111 11526 Athens GREECE	J.P. Morgan AG Frankfurt

HONG KONG	The Hongkong and Shanghai Banking Corporation Limited 36th Floor, Sun Hung Kai Centre 30 Harbour Road Wan Chai HONG KONG	JPMorgan Chase Bank, N.A. Hong Kong

HUNGARY	Deutsche Bank Zrt. Hold utca 27 H-1054 Budapest HUNGARY	ING Bank Rt. Budapest

ICELAND	Glitnir banki hf. Kirkjusandur 2 155 Reykjavik ICELAND	Glitnir banki hf. Reykjavik

INDIA	The Hongkong and Shanghai Banking Corporation Limited Sudam Kalu Ahire Marg, Worli Mumbai 400 030 INDIA	The Hongkong and Shanghai Banking Corporation Limited Mumbai

	Standard Chartered Bank 23-25 Mahatma Ghandi Road Mumbai 400 001 INDIA	Standard Chartered Bank Mumbai

INDONESIA	The Hongkong and Shanghai Banking Corporation Limited Menara Mulia 19th Floor Jalan Jendral Gatot Subroto Kav 9-11 Jakarta 12930 INDONESIA	The Hongkong and Shanghai Banking Corporation Limited Jakarta

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
IRELAND	Bank of Ireland New Century House Mayor Street Lower International Financial Services Centre Dublin 1 IRELAND	J.P. Morgan AG Frankfurt

ISRAEL	Bank Leumi le-Israel B.M. 35, Yehuda Halevi Street 61000 Tel Aviv ISRAEL	Bank Leumi le-Israel B.M. Tel Aviv

ITALY	Intesa Sanpaolo S.p.A. 6, Piazza della Scala 20121 Milan ITALY	J.P. Morgan AG Frankfurt

*IVORY COAST*	Société Générale de Banques en Côte d’Ivoire 5 et 7, Avenue J. Anoma — 01 B.P. 1355 Abidjan 01 IVORY COAST	Societe Generale Paris

* RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

*JAMAICA*	FirstCaribbean International Securities Limited 23-27 Knutsford Blvd. Kingston 10 JAMAICA	FirstCaribbean International Securities Limited Kingston

* RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

JAPAN	Mizuho Corporate Bank, Limited 6-7 Nihonbashi-Kabutocho Chuo-Ku Tokyo 103 JAPAN	JPMorgan Chase Bank, N.A. Tokyo

	The Bank of Tokyo-Mitsubishi UFJ, Limited 3-2 Nihombashi Hongkucho 1-chome Chuo-ku Tokyo 103 JAPAN	JPMorgan Chase Bank, N.A. Tokyo

JORDAN	HSBC Bank Middle East Limited 1st Floor 5th Circle Western Amman JORDAN	HSBC Bank Middle East Limited Western Amman

KAZAKHSTAN	SB HSBC Bank Kazakhstan JSC 43 Dostyk Avenue Almaty 050010 KAZAKHSTAN	SB HSBC Bank Kazakhstan JSC Almaty

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
KENYA	Barclays Bank of Kenya Limited c/o Barclaytrust Investment Services & Limited Mezzanine 3, Barclays Plaza, Loita Street Nairobi KENYA	Barclays Bank of Kenya Limited Nairobi

KUWAIT	HSBC Bank Middle East Limited G/1/2 Floors Kharafi Tower, Qibla Area Osama Bin Munkez Street Safat 13017 KUWAIT	HSBC Bank Middle East Limited Safat

LATVIA	Hansabanka Balasta dambis 1a Riga, LV-1048 LATVIA	Hansabanka Riga

LEBANON	HSBC Bank Middle East Limited HSBC Main Building Riad El Solh, P.O. Box 11-1380 1107-2080 Beirut LEBANON	JPMorgan Chase Bank, N.A. New York

LITHUANIA	SEB Vilniaus Bankas 12 Gedimino pr. LT 2600 Vilnius LITHUANIA	SEB Vilniaus Bankas Vilnius

LUXEMBOURG	Fortis Banque Luxembourg S.A. 50 Avenue J.F. Kennedy L-2951 LUXEMBOURG	J.P. Morgan AG Frankfurt

MALAYSIA	HSBC Bank Malaysia Berhad 2 Leboh Ampang 50100 Kuala Lumpur MALAYSIA	HSBC Bank Malaysia Berhad Kuala Lumpur

MALTA	HSBC Bank Malta p.l.c. 233 Republic Street Valletta VLT 05 MALTA	HSBC Bank Malta p.l.c. Valletta

MAURITIUS	The Hongkong and Shanghai Banking Corporation Limited 5/F Les Cascades Building Edith Cavell Street Port Louis MAURITIUS	The Hongkong and Shanghai Banking Corporation Limited Port Louis

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
MEXICO	Banco Nacional de Mexico, S.A. Act. Roberto Medellin No. 800 3er Piso Norte Colonia Santa Fe 01210 Mexico, D.F. MEXICO	Banco Santander, S.A. Mexico, D.F.

MOROCCO	Attijariwafa Bank S.A. 163 avenue Hassan II Casablanca 20000 MOROCCO	Attijariwafa Bank S.A. Casablanca

NAMIBIA	Standard Bank Namibia Limited Mutual Platz Cnr. Stroebel and Post Streets P.O.Box 3327 Windhoek NAMIBIA	The Standard Bank of South Africa Limited Johannesburg

NETHERLANDS	KAS Bank N.V. Spuistraat 172 1012 VT Amsterdam NETHERLANDS	J.P. Morgan AG Frankfurt

NEW ZEALAND	National Australia Bank Limited National Nominees Limited Level 2 BNZ Tower 125 Queen Street Auckland NEW ZEALAND	Westpac Banking Corporation Wellington

*NIGERIA*	IBTC Chartered Bank Plc Plot 688 Amodu Tijani Street Victoria Island Lagos NIGERIA	The Standard Bank of South Africa Limited Johannesburg

NORWAY	DnB NOR Bank ASA Stranden 21 PO Box 1171 Sentrum N-0107 Oslo NORWAY	Nordea Bank Norge ASA Oslo

OMAN	HSBC Bank Middle East Limited Bait Al Falaj Main Office Ruwi PC 112 OMAN	HSBC Bank Middle East Limited Ruwi

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
PAKISTAN	Standard Chartered Bank (Pakistan) Limited Box 4896 Ismail Ibrahim Chundrigar Road Karachi 74000 PAKISTAN	Standard Chartered Bank (Pakistan) Limited Karachi

PANAMA	HSBC Bank (Panama) S.A. Plaza HSBC Building, 9th Floor Aquilino de la Guardia Street and 47th Street Panama City PANAMA	HSBC Bank (Panama) S.A. Panama City

PERU	Citibank del Peru S.A. Camino Real 457 Torre Real — 5th Floor San Isidro, Lima 27 PERU	Banco de Credito del Peru Lima

PHILIPPINES	The Hongkong and Shanghai Banking Corporation Limited 12/F, The Enterprise Center, Tower 1 6766 Ayala Avenue Corner Paseo de Roxas Makati City, Manila 1226 PHILIPPINES	The Hongkong and Shanghai Banking Corporation Limited Manila

POLAND	Bank Handlowy w. Warszawie S.A. ul. Senatorska 16 00-923 Warsaw 55 POLAND	Bank Rozwoju Eksportu S.A. Warsaw

PORTUGAL	Banco Espirito Santo, S.A 7th floor Rua Castilho, 26 1250-069 Lisbon PORTUGAL	J.P. Morgan AG Frankfurt

QATAR	HSBC Bank Middle East Limited 810 Abdulla Bin Jassim Street P. O. Box 57 Doha QATAR	HSBC Bank Middle East Limited Doha

ROMANIA	ING Bank N.V. 13-15 Kiseleff Avenue 011342 Bucharest 1 ROMANIA	ING Bank N.V. Bucharest

*RUSSIA*	J.P. Morgan Bank International** (Limited Liability Company) Building 2/1, 8th floor Paveletskaya Square 113054 Moscow RUSSIA	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
	ING Bank (Eurasia) ZAO (Closed Joint Stock Company) 36 Krasnoproletarskaya ulitsa 127473 Moscow RUSSIA	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)

* RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

SAUDI ARABIA	The Saudi British Bank P.O. Box 9084 Riyadh 11413 SAUDIA ARABIA	The Saudi British Bank Riyadh

SERBIA	UniCredit Bank Srbija a.d. Rajiceva 27-29 11000 Belgrade SERBIA AND MONTENEGRO	UniCredit Bank Srbija a.d. Belgrade

SINGAPORE	DBS Bank Ltd. 180 Clemenceau Avenue #03-01 Haw Par Centre 239922 SINGAPORE	Oversea-Chinese Banking Corporation Singapore

SLOVAK REPUBLIC	UniCredit Bank Slovakia a.s. Sancova 1/A SK-813 33 Bratislava SLOVAK REPUBLIC	Vseobecna uverova banka, a.s. Bratislava

SLOVENIA	UniCredit Banka Slovenija d.d. Smartinska 140 SI-1000 Ljubljana SLOVENIA	J.P. Morgan AG Frankfurt

SOUTH AFRICA	FirstRand Bank Limited 1 Mezzanine Floor, 3 First Place, Bank City Cnr Simmonds and Jeppe Streets Johannesburg 2001 SOUTH AFRICA	The Standard Bank of South Africa Limited Johannesburg

SOUTH KOREA	Standard Chartered First Bank Korea Limited 100 KongPyung-dong ChongRo-Gu Seoul 110-702 SOUTH KOREA	Standard Chartered First Bank Korea Limited Seoul

SPAIN	Santander Investment, S.A. Ciudad Grupo Santander Avenida de Cantabria, s/n Edificio Ecinar, planta baja Boadilla del Monte 28660 Madrid SPAIN	J.P. Morgan AG Frankfurt

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
SRI LANKA	The Hongkong and Shanghai Banking Corporation Limited 24 Sir Baron Jayatillaka Mawatha Colombo 1 SRI LANKA	The Hongkong and Shanghai Banking Corporation Limited Colombo

SWEDEN	Skandinaviska Enskilda Banken AB (publ) Sergels Torg 2 SE-106 40 Stockholm SWEDEN	Svenska Handelsbanken Stockholm

SWITZERLAND	UBS AG 45 Bahnhofstrasse 8021 Zurich SWITZERLAND	UBS AG Zurich

TAIWAN	JPMorgan Chase Bank, N.A.** 8th Floor, Cathay Xin Yi Trading Building No. 108, Section 5, Hsin Yi Road Taipei 110 TAIWAN	JPMorgan Chase Bank, N.A. Taipei

THAILAND	Standard Chartered Bank (Thai) Public Company Limited 14th Floor, Zone B Sathorn Nakorn Tower 100 North Sathorn Road Bangrak Bangkok 10500 THAILAND	Standard Chartered Bank (Thai) Public Company Limited Bangkok

TUNISIA	Banque Internationale Arabe de Tunisie, S.A. 70-72 Avenue Habib Bourguiba P.O. Box 520 1080 Tunis Cedex TUNISIA	Banque Internationale Arabe de Tunisie, S.A. Tunis

TURKEY	Citibank A.S. Turkiye Main Branch Buyukdere Cad. No:100 80280 Esentepe Istanbul TURKEY	JPMorgan Chase Bank, N.A. Istanbul

*UKRAINE*	ING Bank Ukraine 30-A Spaska Street 04070 Kiev UKRAINE	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)

* RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
UNITED ARAB EMIRATES — DFM	HSBC Bank Middle East Limited Level 4, Precinct Building 4, Unit 5 Gate District P.O. Box 506553 Dubai UNITED ARAB EMIRATES	The National Bank of Abu Dhabi Abu Dhabi

UNITED ARAB EMIRATES — DIFX	HSBC Bank Middle East Limited Level 4, Precinct Building 4, Unit 5 Gate District P.O. Box 506553 Dubai UNITED ARAB EMIRATES	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)

UNITED ARAB EMIRATES — ADSM	HSBC Bank Middle East Limited Level 4, Precinct Building 4, Unit 5 Gate District P.O. Box 506553 Dubai UNITED ARAB EMIRATES	The National Bank of Abu Dhabi Abu Dhabi

UNITED KINGDOM.	JPMorgan Chase Bank, N.A.** 1 Tallis Street London EC4Y 5AJ UNITED KINGDOM	JPMorgan Chase Bank, N.A. London

	Deutsche Bank AG The Depository and Clearing Centre Lower Ground Floor 27 Leadenhall Street London EC3A 1AA UNITED KINGDOM	Varies by currency

UNITED STATES	JPMorgan Chase Bank, N.A.** 4 New York Plaza New York NY 10004 U.S.A.	JPMorgan Chase Bank, N.A. New York

URUGUAY	Banco Itaú Uruguay S.A. Zabala 1463 Montevideo URUGUAY	Banco Itaú Uruguay S.A. Montevideo.

VENEZUELA	Citibank, N.A. Centro Comercial El Recreo Torre Norte, Piso 20 Avda. Casanora, Sabana Grande Caracas 1050 D.C. VENEZUELA	Citibank, N.A. Caracas

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
VIETNAM	The Hongkong and Shanghai Banking Corporation Limited The Metropolitan, 235 Dong Khoi Street District 1 Ho Chi Minh City VIETNAM	The Hongkong and Shanghai Banking Corporation Limited Ho Chi Minh City

ZAMBIA	Barclays Bank Zambia Plc Kafue House, Cairo Road Lusaka ZAMBIA	Barclays Bank Zambia Plc Lusaka

ZIMBABWE	Barclays Bank of Zimbabwe Limited Corporate Centre 1st Floor, Eastern Wing Birmingham Road, Cnr. Paisley Road Harare ZIMBABWE	Barclays Bank of Zimbabwe Limited Harare